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                                                                   Exhibit 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                             DART GROUP CORPORATION


                                   ARTICLE I

                                    OFFICES

         The Corporation may have such office(s) at such place(s), both within and without the State of Delaware, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. All meetings of the stockholders for the election of directors shall be held at such time and place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. All such meetings shall be held within one year after the most recent election of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. At each annual meeting the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

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         SECTION 4.       The officer who has charge of the stock ledger of the
Corporation shall prepare and make, at least ten (10) (but nor more than fifty
(50)) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to beheld and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called upon notice given by or at the direction of the Chairman of the Board or the President. Such written notice shall state the time, place and purpose or purposes of the proposed meeting and shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting. The business transacted at any such special meeting shall be limited to the purposes set forth in the notice.

         SECTION 6. In order to be properly brought before any meeting of the stockholders held pursuant to Section 2, business (including the election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c)





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otherwise properly brought before the meeting by a stockholder.  In order for any such business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however that in the event that the meeting is called for a date, but less than 75 days' prior public disclosure of the date of the meeting is given, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such public disclosure of the date of the meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in the bylaws to the contrary, no business (including the election of directors) shall be conducted at the meeting except in accordance with the procedures set forth in this Section 6, provided, however, that nothing in this Section 6 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting.





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         In order to be properly brought before any meeting of the stockholders held pursuant to Section 5, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board or President.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meetings as originally notified.

         SECTION 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is





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required in which case such express provision shall govern and control the decision of such question.

         SECTION 9. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless such the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

         SECTION 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. The number of directors shall be determined by the Board of Directors from time to time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.





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         SECTION 2.       Vacancies and newly created directorships resulting
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

         SECTION 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.





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         SECTION 7.       Special meetings of the Board may be called by the
Chairman of the Board or the President on the written request of two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director not less than forty-eight hours (48) hours before the meeting, either personally or by mail or by telegram or telecopy, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         SECTION 8. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meting, until a quorum shall be present.

         SECTION 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

         SECTION 10. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall





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have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

         SECTION 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

         SECTION 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

         SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing,





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signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

         SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents (if and to the extent required by law or if not required, if the Board of Directors from time to time appoints a Vice President or Vice Presidents), a Secretary and a Treasurer. The Board of Directors also may choose one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the board from time to time deems necessary or appropriate. The Board of Directors may delegate to the Chairman of the Board and/or the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined the Board of Directors.

         SECTION 2. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the Chairman of the Board or the President pursuant to authority delegated to the Chairman of the Board or the President by the Board of Directors may be removed, with or without cause, at any time whenever the Chairman of the Board or the President in his absolute





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discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board of Directors, the Chairman of the Board or the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the terms by the Board of Directors (or by the Chairman of the Board or the President in the case of a vacancy occurring in an office to which the Chairman of the Board or the President has been delegated the authority to make appointments).

         SECTION 3. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.

                             CHAIRMAN OF THE BOARD

         SECTION 4. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the Chairman of the Board shall perform all duties incident to the office of the chief executive officer of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the





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ownership of such securities that the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons. The Chairman of the Board, if present, shall preside at all meetings of the Corporation's stockholders and at all meetings of the Board of Directors.

                                   PRESIDENT

         SECTION 5. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him by the Board of Directors. Unless the Chairman of the Board of the Corporation is present at such meeting (in person or by proxy), the President shall have the same power and authority as the Chairman of the Board to attend, act and vote on behalf of the Corporation at any meeting of security holders of other corporations in which the Corporation may hold securities. The President, if the Chairman of the Board is not present, shall preside at all meetings of the Corporation's stockholders and at all meetings of the Board of Directors.

                                 VICE PRESIDENT

         SECTION 6. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President; provided however, that unless specifically authorized by the Board of Directors no Vice President shall have the authority or power to attend, act or vote on behalf of the Corporation at any meeting of security holders of other corporations in which the Corporation may hold securities. The Vice President(s) shall also generally assist the President





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and shall perform such other duties and have such other powers as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors.

                       SECRETARY AND ASSISTANT SECRETARY

         SECTION 7. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the executive committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his signature.

         SECTION 8. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President.

                       TREASURER AND ASSISTANT TREASURER





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         SECTION 9.       The Treasurer shall have the custody of the corporate
funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board of Directors or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

         SECTION 10. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President.

                                   ARTICLE VI

                               STOCK CERTIFICATES

         SECTION 1. Every stockholder in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President, or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. All certificates shall also be signed by a transfer agent and by a registrar.





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         SECTION 2.       Where a certificate is signed (1) by a transfer agent
or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                               LOST CERTIFICATES

         SECTION 3. The Secretary or Treasurer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Secretary or Treasurer may, in such officer's discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond in such sum as such officer may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.





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                               TRANSFER OF STOCK

         SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

         SECTION 5. The Board of Directors may close the stock transfer books of the Corporation for a period not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not less than ten (10) nor more than sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall





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be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

         SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation law of the State of Delaware.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

         SECTION 1.       INDEMNIFICATION.

                          a.      The Corporation shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually





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and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of any subsidiary of the Corporation, and to each person serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner, member, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                          b.      The Corporation shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees) actually and





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reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of any subsidiary of the Corporation, and to each person serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner, member, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation.

                          c.      Notwithstanding the other provisions of
Section 1 of Article VII of these Bylaws, to the extent that any person entitled to indemnification pursuant to the terms of Section 1(a) or (b) of
Article VII of these Bylaws has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1(a) and (b) of Article VII of





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these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                          d.      Any indemnification of a director or officer
of the Corporation or a legal representative thereof under Section 1(a) and (b) of Article VII of these Bylaws (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standards of conduct set forth in Section 1(a) and (b) of Article VII of these Bylaws.

                          e.      Costs, charges, and expenses (including
attorneys' fees) incurred by a director or officer of the Corporation or a legal representative thereof in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. Such expenses incurred by other employees, agents and





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other persons entitled to indemnification pursuant to Section 1(a) or (b) of
Article VII of these Bylaws may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, legal representative, employee, agent or other person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                          f.      Any indemnification under Section 1(a), (b)
or (c) of Article VII or advance of costs, charges and expenses under Section 1(e) of Article VII of these Bylaws shall be made promptly, and in any event within sixty (60) days, upon the written request of the person entitled to such indemnification or advance directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 1(e) of Article VII of these Bylaws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in
Section 1(a) or (b) of Article VII of these Bylaws, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel,





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or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1(a) and (b) of Article VII of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                          g.      The indemnification and advancement of
expenses provided by, or granted pursuant to, other Sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, legal representative, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article VII of these Bylaws shall be deemed to be a contract between the Corporation and each director, officer of the Corporation, or legal representative thereof, who serves or served in such capacity at any time while Article VII of these Bylaws is in effect. No amendment or repeal of this Article VII of these Bylaws or any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, legal representative, employee or agent any rights to indemnification which such





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person may have, or change or release any obligations of the Corporation, under
Article VII of these Bylaws with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while Section 1 of Article VII of these Bylaws is in effect. The provisions of this sub-section (g) shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of Article VII of these Bylaws.

                          h.      For purposes of this Article VII, references
to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, its officers, legal representatives thereof, its employees or its agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or a legal representative of such a director or officer, or is or was serving at the request of such constituent corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                          i.      For purposes of this Article VII, references
to "other enterprises" shall include employee benefit plans including but not limited to any employee benefit plan of





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the Corporation; references to "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries including acting as a fiduciary thereof; a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII; and service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

         SECTION 2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law and these Bylaws,





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
provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

         SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         SECTION 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.





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                                     CHECKS

         SECTION 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

         SECTION 5. The fiscal year of the Corporation shall begin the first day of February of each year or such other date as the Board of Directors may determine.

                                      SEAL

         SECTION 6. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal," and "State of Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                               STOCK OPTION PLAN

         SECTION 7. The Board of Directors shall have the power to administer in accordance with the respective terms thereof, such Stock Option Plan as may from time to time be approved by the Board of Directors or the stockholders and to take such action as the Board of Directors may deem fit to carry out the purposes of such Plan.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 1. These Bylaws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of





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the Board of Directors if notice of such amendment or repeal is contained in the notice of such special meeting sent by mail.





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